UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 29, 2005

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2005, Valley Financial Corporation (the “Company”) issued $7,000,000 of trust preferred securities (the “Capital Securities”) through the Company’s newly formed and wholly-owned special purpose finance subsidiary, Valley Financial (VA) Statutory Trust II, a Connecticut statutory trust (the “Trust”). The Capital Securities mature in December 2035, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holder of the Capital Securities at a rate equal to the three-month LIBOR rate plus 1.49%. The proceeds of the Capital Securities, along with the proceeds of the $217,000 from the issuance of common securities by the Trust to the Company, were used to purchase $7,217,000 of the Company’s floating rate junior subordinated deferrable interest debentures (the “Debentures”), the proceeds of which will be used to provide additional capital to the bank (65%) and for general operating purposes by the holding company (35%).

The Debentures were issued pursuant to an indenture dated September 26, 2005, between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Indenture”). Like the Capital Securities, the Debentures bear interest at a rate equal to the three-month LIBOR rate plus 1.49%. The interest payments by the Company on the Debentures will be used by the Trust to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, so long as no event of default, as described in the Indenture, has occurred under the Debentures, the Company may defer interest payments on the Debentures (in which case the Trust will be entitled to defer distributions otherwise due on the Capital Securities) for up to 20 consecutive quarters.

The Debentures are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The indenture specifically provides that the Valley Financial Corporation Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 shall be pari passu with the Debentures. The Debentures mature on December 15, 2035, but may be redeemed at par at the Company’s option at any time on or after December 15, 2010, or at any time prior to December 15, 2010 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

The Company also has entered into a Guarantee Agreement. In that agreement, the Company has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Debentures from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Indenture Agreement and attached Floating Rate Junior Subordinated Deferrable Interest Debentures dated September 26, 2005 by and between Valley Financial Corporation and U.S. Bank National Association

10.2	Guarantee Agreement dated September 26, 2005 by and between Valley Financial Corporation and U.S. Bank National Association

10.3	Amended and Restated Declaration of Trust dated September 26, 2005 by and among U.S. Bank National Association, as Trustee, Valley Financial Corporation, as Sponsor and Ellis L. Gutshall and Kimberly B. Snyder, as Administrators

The Company’s common stock is traded over the counter under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: September 29, 2005	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Senior Vice President
Chief Financial Officer